UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 1, 2016

INVESTORS REAL ESTATE TRUST

(Exact name of Registrant as specified in its charter)

North Dakota	001-35624	45-0311232
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 31st Avenue SW, Suite 60
Post Office Box 1988
Minot, ND 58702-1988

(Address of principal executive offices) (Zip code)

(701) 837-4738

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On September 1, 2016, Investors Real Estate Trust (the “Company”) announced that its Board of Trustees has authorized the redemption of some or all of its 1,150,000 outstanding shares of 8.25% Series A Cumulative Redeemable Preferred Shares (“Shares”) from time to time, but no later than by December 31, 2016. Each redemption date and the number of Shares to be redeemed will be determined by the Company, and may be contingent upon the occurrence of certain events. This authorization does not obligate the Company to redeem any particular amount of Shares and the specifics of any particular redemption will be disclosed by the Company, as applicable, in subsequent filings.

The Shares will be redeemed at a redemption price of $25.00 per Share, plus any accrued but unpaid distributions per Share up to and including the applicable redemption date, without interest. All Shares are held in book-entry form through the Depository Trust Company, or DTC.

Item 7.01.                                        Regulation FD Disclosure.

On September 1, 2016, the Company issued a press release announcing the authorization for the redemption of the Shares, as described above, and declaration of quarterly distributions, which is attached hereto as Exhibit 99.1.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01                                           Financial Statements and Exhibits

(d)         Exhibits

Exhibit Number	Description

99.1	Press Release dated September 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST

Date: September 1, 2016	By:	/s/ Timothy P. Mihalick
Timothy P. Mihalick
Chief Executive Officer